Exhibit 99.1

HC2 PORTFOLIO COMPANY MEDIBEACONTM INC. COLLABORATES WITH WASHINGTON UNIVERSITY ON GROUNDBREAKING STUDY FUNDED BY $1.1 MILLION BILL & MELINDA GATES FOUNDATION GRANT
MediBeacon also receives NIH-supported grant to research visualization of vasculature in the eye
NEW YORK, Oct. 18, 2016 (GLOBE NEWSWIRE) -- HC2 Holdings, Inc. (“HC2”) (NYSE MKT:HCHC), a diversified holding company, announced today that MediBeacon Inc., a portfolio company within HC2’s Pansend Life Sciences subsidiary, would collaborate with scientists at Washington University School of Medicine in St. Louis in a research project aimed at improving the understanding of childhood malnutrition and its related problems, including stunted growth. The work is funded by a Grand Challenges Explorations Phase II grant from the Bill & Melinda Gates Foundation to Washington University. It is a follow-up grant to work carried out through a Phase I Grand Challenges Explorations Award made in 2014.
The research project is led by Phillip I. Tarr MD, Director of the Division of Pediatric Gastroenterology, Hepatology and Nutrition at the School of Medicine and St. Louis Children’s Hospital. Together, Tarr and MediBeacon will continue to pursue an innovative global health and development research project for monitoring human gut permeability.
Grand Challenges Explorations funds researchers worldwide to explore ideas that might break the mold in how we solve persistent global health and development challenges. Approximately 3% of applications are awarded in Phase I, and of those, approximately 1 in 10 are awarded a Phase II grant. The receipt of the Phase II award represents success in Phase I and the foundation’s assessment that the proposed work is a technology likely to advance child health.
Dr. Tarr, who is also the Melvin E. Carnahan Professor of Pediatrics and Professor of Molecular Microbiology at the School of Medicine, said: “Abnormal gut permeability is increasingly recognized as being associated with a diversity of human disorders, including stunting and malnutrition in children in resource-poor regions of the world. There are no easily administered and reliable tests of gut permeability, which is an important measure of gut function. We plan to use MediBeacon’s fluorescence detection agents and technology to monitor gut permeability, without the need to draw blood or collect any specimens.”
MediBeacon has developed proprietary tracer agents and detection methods to measure gut permeability. Richard Dorshow, Ph.D., MediBeacon’s co-founder and Chief Scientific Officer, said: “We are excited to be part of a project that has considerable potential to provide better treatment for children with stunting and malnutrition. We also anticipate this technology will enable doctors to optimize therapy for patients with Crohn’s Disease, Ulcerative Colitis, and many other inflammatory gut processes.”
HC2 also announced that MediBeacon was recently the recipient of a Small Business Innovation Research grant supported by the National Eye Institute of the National Institutes of Health (NIH). With this support, the Company is pursuing research into the use of a MediBeacon fluorescent tracer agent to visualize vasculature in the eye. The focus of the NIH-supported project is to determine if a specific proprietary MediBeacon tracer agent when administered has the potential to provide additional clinical value versus the existing standard of care.
“Our investments through Pansend Life Sciences are focused on developing and providing unique and innovative solutions in healthcare,” said Philip Falcone, HC2’s Chairman, Chief Executive Officer and

President. “We are very excited by the versatility of MediBeacon’s platform technology and the significant progress and recognition they have achieved.”
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE MKT:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York.
Learn more about HC2 and its portfolio companies at www.hc2.com.
About Grand Challenges Explorations
Grand Challenges Explorations is a $100 million initiative funded by the Bill & Melinda Gates Foundation. Launched in 2008, over 950 people in more than 55 countries have received Grand Challenges Explorations grants. The grant program is open to anyone from any discipline and from any organization. The initiative uses an agile, accelerated grant-making process with short two-page online applications and no preliminary data required. Initial grants of US$100,000 are awarded two times a year. Successful projects have the opportunity to receive a follow-on grant of up to $1 million.
About MediBeacon Inc.
MediBeacon’s mission is to commercialize biocompatible optical diagnostic agents for physiological monitoring, surgical guidance, and imaging of pathological disease in the human population. Several product concepts in these arenas are contained in the MediBeacon Intellectual Property estate. MediBeacon’s portfolio includes a renal function system that uses an optical skin sensor combined with a proprietary fluorescent tracer agent that glows in the presence of light. This system, currently in human trials, provides clinicians continuous real-time monitoring of a patient’s kidney function.
Learn more about MediBeacon at www.medibeacon.com
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For information on HC2 Holdings, Inc., please contact:
Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
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HC2 Holdings, Inc.